                                     EXHIBIT A
                                        to
                              Collateral Trust Agreement





This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:


          James P. McIntyre, Esq.
          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017

          By:_________________________
             James P. McIntyre, Esq.

 ===========================================================

                          MORTGAGE,
               ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FINANCING STATEMENT

                 dated as of January _, 1994

                              by

                        ATLANTIC CITY
                 BOARDWALK ASSOCIATES, L.P.,
                        the Mortgagor

                              to

              IBJ SCHRODER BANK & TRUST COMPANY,
                    as Collateral Trustee,
                        the Mortgagee

                          Property:

                The Claridge Hotel and Casino
                    City of Atlantic City
                      County of Atlantic
                     State of New Jersey

 ===========================================================

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

                      TABLE OF CONTENTS


                                                      Page


PREAMBLE  . . . . . . . . . . . . . . . . . . . . .      1

RECITALS  . . . . . . . . . . . . . . . . . . . . .      1

GRANTING CLAUSES  . . . . . . . . . . . . . . . . .      2

GRANTING CLAUSE I.    Land  . . . . . . . . . . . .      2
GRANTING CLAUSE II.   Improvements  . . . . . . . .      3
GRANTING CLAUSE III.  Appurtenant Rights  . . . . .      3
GRANTING CLAUSE IV.   Agreements  . . . . . . . . .      4
GRANTING CLAUSE V.    Operating Leases  . . . . . .      4
GRANTING CLAUSE VI.   Rents, Issues and Profits . .      4
GRANTING CLAUSE VII.  Permits . . . . . . . . . . .      5
GRANTING CLAUSE VIII. Proceeds and Awards . . . . .      5
GRANTING CLAUSE IX.   Additional Property   . . . .      5


                          ARTICLE I

                DEFINITIONS AND INTERPRETATION

SECTION 1.01  Definitions . . . . . . . . . . . . .      6
        1.02  Interpretation  . . . . . . . . . . .     12
        1.03  Resolution of Drafting Ambiguities  .     13


                          ARTICLE II

      CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

SECTION 2.01  Title, Authority and Further
              Assurances  . . . . . . . . . . . .       13
        2.02  Compliance  . . . . . . . . . . . . .     14
        2.03  Status and Care of the Property . . .     14
        2.04  Legal and Insurance Requirements  . .     14
        2.05  Permitted Contests  . . . . . . . . .     15
        2.06  Impositions . . . . . . . . . . . . .     16
        2.07  Liens. . . .  . . . . . . . . . . . .     16
        2.08  Transfer .  . . . . . . . . . . . . .     16
        2.09  Indemnification . . . . . . . . . . .     17
        2.10  Expansion   . . . . . . . . . . . .       17
        2.11  Environmental Matters . . . . . . .       18

- -----------------
* The Table of Contents is not part of this Mortgage.

                                                      Page

                         ARTICLE III

             INSURANCE, CASUALTY AND CONDEMNATION

SECTION 3.01  Insurance. . .  . . . . . . . . . . .     20
        3.02  Casualty    . . . . . . . . . . . . .     21
        3.03  Insurance Claims and Proceeds . . . .     21
        3.04  Restoration . . . . . . . . . . . .  .    23
        3.05  Insurance Escrow  . . . . . . . . . .     24
        3.06  Condemnation Proceedings and Awards .     25


                          ARTICLE IV

                DEFAULTS, REMEDIES AND RIGHTS

SECTION 4.01  Events of Default . . . . . . . . . .     26
        4.02  Remedies    . . . . . . . . . . . . .     26
        4.03  Waivers by the Mortgagor  . . . . . .     30
        4.04  Jurisdiction and Process  . . . . . .     31
        4.05  Sales. . . . .  . . . . . . . . . . .     31
        4.06  Proceeds    . . . . . . . . . . . . .     34
        4.07  Assignment of Operating Leases  . . .     35
        4.08  Dealing With the Mortgaged Property .     36
        4.09  Right of Entry  . . . . . . . . . . .     36
        4.10  Right to Perform Obligations  . . . .     37
        4.11  Concerning the Mortgagee  . . . . . .     37


                          ARTICLE V

            SECURITY AGREEMENT AND FIXTURE FILING

SECTION 5.01  Security Agreement  . . . . . . . . .     38
        5.02  Fixture Filing  . . . . . . . . . . .     38


                          ARTICLE VI

                        MISCELLANEOUS

SECTION 6.01  Estoppel Certificates . . . . . . . .     39
        6.02  Release of Mortgaged Property . . . .     40
        6.03  Notices . . . . . . . . . . . . . . .     40
        6.04  Amendments in Writing . . . . . . . .     41
        6.05  Severability  . . . . . . . . . . . .     41
        6.06  Binding Effect  . . . . . . . . . . .     41

        6.07  GOVERNING LAW . . . . . . . . . . . .     42
        6.08  Receipt of True Copy  . . . . . . .       42
        6.09  Non-Recourse  . . . . . . . . . . . .     42
        6.10  Operating Leases  . . . . . . . . .       42

Exhibit A  -  Description of the Land

Exhibit B  -  Permitted Encumbrances

          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") is dated as of January _, 1994 by ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, having an address at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401 (the "Mortgagor"), to IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Collateral Trustee under the Collateral Trust Agreement (hereinafter defined) (the "Mortgagee"), having an address at 1 State Street, 11th Floor, New York, New York 10004.

                    W I T N E S S E T H:

                           RECITALS

          A. The Property. The Mortgagor is now the owner of the Property known as the Claridge Hotel and Casino, Atlantic
City, New Jersey, which is leased by the Mortgagor to CPPI pursuant to the Operating Leases.

          B. The Wraparound Mortgage. The Property is encumbered by a second lien Wraparound Mortgage in the maximum principal amount of $152,000,000 now held by CPPI, which Wraparound Mortgage was inclusive of a first lien prior mortgage.

          C. The Indenture. CPPI has executed and delivered the Indenture pursuant to which CPPI has issued Notes in the aggregate principal amount of $85,000,000. A portion of the proceeds of the Notes has been used to pay in full the Prior Mortgage.

          D. Mortgage. Pursuant to Section 2.09 of the Wraparound Mortgage, the Lien of this Mortgage is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "Secured Obligations":

          (i)  the full and punctual payment when due
     of (a) all principal of, premium and interest
     (including any interest which accrues after the commencement of any case, proceeding or other action

- ------------------
* Capitalized terms are defined in, or by reference in,
Section 1.01.

     relating to the bankruptcy, insolvency or reorganization of the Mortgagor, the Company or
     CPPI) on each Note issued under the Indenture; (b) all other amounts payable by the Company or CPPI under the Indenture; (c) all amounts payable by the Mortgagor, the Company or CPPI under any Financing
     Document, including this Mortgage; and (d) any renewals or extensions of any of the foregoing; and

          (ii)  the performance and observance of each
     other term, covenant, agreement, obligation, requirement, condition and provision to be performed or observed by the Mortgagor, the Company or CPPI under the Financing Documents, including this Mortgage.

          E.   Subordination.  Pursuant to the Subordination
Agreement, CPPI, the Company and the Mortgagor have confirmed the subordination of the Lien of the Wraparound Mortgage to the lien of this Mortgage.

          F. Collateral Trust Agreement. Pursuant to the Collateral Trust Agreement dated as of the date hereof among the Company, CPPI, the Mortgagor and the Mortgagee, the Collateral Trustee has been appointed and granted the authority to act as trustee on behalf of the Secured Parties with respect to the Collateral (including the Mortgaged Property).


                       GRANTING CLAUSES

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Mortgagee a continuing first security interest in and to all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "Mortgaged Property"), to wit:

GRANTING CLAUSE I.

          Land. The lots, pieces, tracts or parcels of land located in Atlantic County, New Jersey, more particularly described in Exhibit A (the "Land").

GRANTING CLAUSE II.

          Improvements. The hotel, garage and office building and all other buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls and berms; all estate, right, title and interest of the Mortgagor in, to, under or derived from: all recreation, drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; all screens, awnings, floor coverings, partitions, elevators, escalators, people movers, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the Improvements which by the nature of their location thereon or affixation thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the "Improvements").

GRANTING CLAUSE III.

          Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from: the air rights and the easement described in Exhibit A (such rights and easements, together with the Land and Improvements, being collectively called the "Property"); all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all other easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

GRANTING CLAUSE IV.

          Agreements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder), all guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property (the foregoing being collectively called the "Agreements").

GRANTING CLAUSE V.

          Operating Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from: that certain operating lease agreement between the Mortgagor and CPPI dated as of October 31, 1983 and that certain expansion operating lease agreement dated as of March 17, 1986, each as amended on June 15, 1989, March 27, 1990 and August 1, 1991 (as amended, modified or supplemented from time to time in accordance with their respective terms, collectively, the "Operating Leases"); and all other Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

GRANTING CLAUSE VI.

          Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Operating Leases or any other Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Operating Leases, the other Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Operating Leases, the other Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents").

GRANTING CLAUSE VII.

          Permits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the "Permits"), excluding the Excluded Licenses from the grant under this Granting Clause (but not the definition of the term "Permits" for the other purposes hereof).

GRANTING CLAUSE VIII.

          Proceeds and Awards. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involun-tary, of any of the Mortgaged Property, including all Insurance Proceeds, Awards and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder, to be held, applied and disbursed as provided in this Mortgage.

GRANTING CLAUSE IX.

          Additional Property. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property now or hereafter acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of this Mortgage, required or intended to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor's business or operations conducted therein as a going concern in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor.

          TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee, forever.

          PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the Lien of this Mortgage in the manner and at the time provided in Section 6.02.

          THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH
THE MORTGAGEE AS FOLLOWS:


                          ARTICLE I

                DEFINITIONS AND INTERPRETATION

          SECTION 1.01.  Definitions.  (a)  Capitalized terms
used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference in, the Indenture and have the same meanings herein as therein.

          (b) In addition, as used herein, the following terms have the following meanings:

          "Agreements" is defined in Granting Clause IV.

          "Awards" means, at any time, all awards or payments received or receivable by reason of any Condemnation, including all amounts received or receivable with respect to any Transfer in lieu or anticipation of Condemnation or in connection with any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Condemnation.

          "Casualty" means any damage to, or destruction of, the Property.

          "Collateral Assignment of Operating Leases" means that certain Collateral Assignment of Lessor's
     Interest in Operating Leases dated as of the date hereof between the Mortgagor, as assignor, and the Mortgagee, as assignee.

          "Collateral Trust Agreement" is defined in the Recitals.

          "Company" means The Claridge Hotel and Casino
     Corporation, a New York corporation.

          "Condemnation" means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

          "CPPI" means The Claridge at Park Place,
     Incorporated, a New Jersey corporation.

          "DEP" means the New Jersey Department of
     Environmental Protection and Energy, together with its successors.

          "ECRA" means the Environmental Cleanup
     Responsibility Act, N.J.S.A. 13:1k-6 et seq., as amended from time to time, including as amended by the Industrial
     Site Recovery Act.

          "Environmental Laws" means any and all laws and Legal Requirements relating to environmental matters, pollution or hazardous substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.); ECRA; the Spill Act; any other laws that may form the basis of any claim, action, demand, suit, proceeding, hearing, or notice of violation that is based on or related to the generation, manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, or other threat to the environment, as now or at any time hereafter in effect.

          "Excluded Licenses" means the (Casino License).

          "Hazardous Materials" means any hazardous substance or toxic chemical and shall include, without limitation, gasoline, refined petroleum products, explosives, radioactive materials, asbestos, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or waste or toxic pollutant by any federal, state or local law, ordinance, rule or regulation, including Environmental Laws.

          "Impositions" means all taxes (including real estate taxes and transfer taxes), assessments
     (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other autho-rization fees and other charges, in each case whether general or special, ordinary or extraordi-nary, foreseen or unforseen, of every character
     (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed upon the Mortgagor or in respect of, or be a Lien upon, (i) the Property, any other
     Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, or (iii) the Rents from the Property or the use or occupancy thereof, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor or the Mortgagee or any other Secured Party, except to the extent that such taxes of the Mortgagor or the Mortgagee or any other Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

          "Improvements" is defined in Granting Clause
     II.

          "Indenture" means that certain Indenture among the Company, CPPI and the Indenture Trustee dated as of January _, 1994.

          "Insurance Policies" means the insurance poli-cies and coverages required to be maintained with respect to the Property pursuant to the Indenture.

          "Insurance Premiums" means all premiums payable under the Insurance Policies.

          "Insurance Proceeds" means, at any time, all insurance proceeds or payments to which the Mortgagor may be or become entitled under the Insurance Policies pursuant to the Operating Leases or otherwise by reason of any Casualty plus all insurance proceeds and payments to which the Mortgagor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Mortgagor with respect to the Property.

          "Insurance Requirements" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other require-ments of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

          "Land" is defined in Granting Clause I.

          "Lease" means each of the Operating Leases and each other lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement entered into by the Mortgagor relating to the Property, together with any guarantee of the obligations of the tenant thereunder or any right to possession under any federal or state bankruptcy code in the event of the rejection of any sublease by the sublandlord thereof or its trustee pursuant to said code.

          "Legal Requirements" means all provisions of the Permitted Encumbrances, all provisions of the Permits and all applicable laws (including
     Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, or any use or condition thereof.

          "Mortgage" is defined in the Preamble.

          "Mortgaged Property" is defined in the Granting
     Clauses.

          "Mortgagee" is defined in the Preamble.

          "Mortgagor" is defined in the Preamble.

          "Operating Leases" is defined in Granting Clause V.

          "Partnership Security Agreement" means that certain Partnership Security Agreement dated as of the date hereof between the Mortgagor and the Mortgagee, pursuant to which the Mortgagor grants to the Mortgagee a security interest in certain personal property.

          "Permits" is defined in Granting Clause VII.

          "Permitted Encumbrances" means (i) the matters described in Exhibit B, (ii) subordinate Liens created pursuant to the Wraparound Mortgage, (iii)
     Liens of taxes not yet due and payable and any other
     Liens permitted by the Operating Leases, (iv) Liens being contested pursuant to Section 2.05, and (v) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens for amounts not yet due.

          "Property" is defined in Granting Clause III.

          "Receiver" is defined in Section 4.02(a)(iv).

          "Related Documents" is defined in the Collateral
     Trust Agreement.

          "Rents" is defined in Granting Clause VI.

          "Restoration" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation and "Restore" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to a value and condition adequate to the Mortgagor's use as conducted prior to the Casualty or Condemnation.

          "Secured Obligations" is defined in the
     Recitals.

          "Secured Parties" means (i) the Noteholders and (ii) the Mortgagee.

          "Security Deposit" means any payment, note, or other security or deposit delivered to the Mortgagor made or given by or on behalf of a tenant under the Operating Leases or any other Lease as security for the performance of its obligations thereunder, and any interest accrued thereon.

          "Security Documents" is defined in the Collateral
     Trust Agreement.

          "Spill Act" means the Spill Compensation and Control
     Act. N.J.S.A. 58:10-23.11 et seq., together with any amendments or revisions thereof and any regulations promulgated pursuant thereto.

          "Subordination Agreement" means that certain
     Subordination of Wraparound Mortgage dated as of the date hereof among CPPI, the Mortgagor and the Mortgagee.

          "TIC" means First American Title Insurance Company.

          "Transfer" means, when used as a noun, any sale, conveyance, assignment, lease, or other transfer and, when used as a verb, to sell, convey, assign, lease, or otherwise transfer, in each case
     (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

          "Unavoidable Delays" means delays due to acts of God, fire, flood, earthquake, explosion or other
     Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the reason-able control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

          "UCC" means the New Jersey Uniform Commercial
     Code, as in effect from time to time.

          "Wraparound Mortgage" means that certain Expandable Wraparound Mortgage and Security Agreement dated as of December 31, 1983 from the Mortgagor, as mortgagor, to CPPI, as mortgagee, as amended by that certain First Supplemental Amendment to Expandable Wraparound Mortgage and Security Agreement dated as of March 17, 1986, and as further amended by that certain Second Amendment to Expandable Wraparound Mortgage and Security Agreement dated June 15, 1989, as further amended or modified from time to time.

          (c) In this Mortgage, unless otherwise specified, references to this Mortgage, the Wraparound Mortgage, Operating Leases, other Leases, Permits, Indenture, Notes,
Partnership Security Agreement, Financing Documents and
Related Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.


          SECTION 1.02. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Operating Leases, Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other genders; (iv) refer-ences to any Person include such Person's successors and assigns and in the case of an individual, the word "suc-cessors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replac-ing the statute or law referred to; (vi) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;
(vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage; (xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; and
(xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

          SECTION 1.03. Resolution of Drafting Ambiguities. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.

                          ARTICLE II

      CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

          SECTION 2.01.  Title, Authority and Further
Assurances. (a) The Mortgagor warrants that (i) the Mortgagor has good and marketable title to the fee simple interest in the Property, free and clear of all Liens other than the Permitted Encumbrances, the Operating Leases and the Wraparound Mortgage; (ii) this Mortgage constitutes, or upon the full execution of the Subordination Agreement will constitute, a valid, binding and enforceable first Lien on the Mortgaged Property, subject only to the Permitted Encumbrances described in Exhibit B and the Lien of taxes not yet due and payable; (iii) the Mortgagor is a limited partnership, duly formed and validly existing under the laws of the State of New Jersey, and has all governmental licenses, authorizations, consents, approvals and other qualifications required to carry on its business as now conducted, to own the Mortgaged Property and to execute, deliver and perform this Mortgage;
(iv) the execution, delivery and performance by the Mortgagor of this Mortgage and the other Security Documents to which it is a party are within the Mortgagor's partnership power, and have been duly authorized by all necessary partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law, of the partnership agreement of the Mortgagor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Mortgagor or relating to the Property or result in the creation or imposition of any Lien on any asset of the Mortgagor (other than the Lien of this Mortgage); and (v) this Mortgage constitutes a legal, valid, binding and enforceable agreement of the Mortgagor.

          (b) The Mortgagor shall (i) cause the warranties in subsection (a) of this Section to be true and correct in each and every respect; and (ii) forever preserve, protect, warrant and defend (A) its estate, right, title and interest in and to the Mortgaged Property, (B) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (C) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case, against all other Liens and claims whatsoever, subject only to the Permitted Encumbrances.

          (c) The Mortgagor shall (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and
(ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee reasonably may require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. To the extent permitted by law, the Mortgagor hereby authorizes the Mortgagee to execute and file financing statements or continuation statements without the Mortgagor's signature appearing thereon. The Mortgagor shall pay on demand the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.

          SECTION 2.02.  Compliance.  The Mortgagor shall
comply with the terms and provisions applicable to the mortgagor under the Wraparound Mortgage and the landlord under the Operating Leases.

          SECTION 2.03. Status and Care of the Property. The Mortgagor shall (a) not cause or permit the Property to be wasted or become in disrepair; (b) operate and maintain the Property, or cause the same to be operated and maintained, in good and substantial repair; (c) promptly make, or cause to be made, all repairs, replacements, alterations, additions and improvements of and to the Property, whether interior or exterior, structural or nonstructural, foreseen or unforseen, which may be necessary or appropriate to keep the Property in good and substantial repair; and (d) not remove or demolish or substantially alter any of the Improvements.

          SECTION 2.04.  Legal and Insurance Requirements.
(a) The Mortgagor represents and warrants that to the best of its knowledge, without investigation, (i) as of the date hereof, the Property and the use and operation thereof comply with all Legal Requirements and Insurance Requirements, (ii) there is no default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any Legal Requirement or Insurance Requirement.

          (b) The Mortgagor shall (i) subject to Section 2.05, duly and punctually comply or cause compliance with all Legal Requirements and Insurance Requirements; (ii) procure or cause to be procured, maintain or cause to be maintained and, subject to Section 2.05, duly and punctually comply or cause compliance with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property as then conducted; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement or Insurance Requirement or any possible or actual termination of any Permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination; (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any Permit or Insurance Policy and the action being taken to remedy such condition; (v) upon request, promptly furnish to the Mortgagee a copy of any Permit obtained by the Mortgagor with respect to the Property after the date hereof; and (vi) upon request, promptly deliver to the Mortgagee such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

          SECTION 2.05. Permitted Contests. Upon prior notice to the Mortgagee, the Mortgagor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement, any Imposition or Lien therefor on the Mortgaged Property or any interest therein or any Lien of any laborer, mechanic, materialman, supplier or vendor on the Mortgaged Property or any interest therein, provided that no Notice of Acceleration is in effect and (i) no Mortgaged Property or interest therein is in danger of being sold, forfeited or lost, or the priority of the Lien of the Mortgagee is not at risk, as a result of such contest or proceedings; (ii) in the case of any Legal Requirement, the Mortgagee and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no Mortgaged Property or interest therein is subject to the imposition of any Lien as a result of such failure which is not properly contested pursuant to this Section; (iii) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost as a result of such contest or proceedings, unless replaced; and (iv) in the case of (A) any Lien of a laborer, mechanic, materialman, supplier or vendor, or (B) any Imposition or Lien therefor, such proceedings suspend the foreclosure of such Lien or any other collection thereof from the Mortgaged Property and all interests therein. Upon request, the Mortgagor shall promptly deliver to the Mortgagee (x) a certificate of the Mortgagor describing in detail reasonably satisfactory to the Mortgagee the contests pending as of the date thereof and evidencing that the Mortgagor has complied with the provisions of this Section with respect thereto and (y) such other information and documents with respect to the contests conducted pursuant to this Section as the Mortgagee shall reasonably request.

          SECTION 2.06. Impositions. The Mortgagor shall (i) subject to Section 2.05, duly and punctually pay or cause to be paid all Impositions prior to the delinquency date thereof;
(ii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iii) upon request, promptly deliver to the Mortgagee (A) to the extent available to the Mortgagor, copies of official receipts evidencing the payment of the Impositions, and (B) to the extent available to the Mortgagor, such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

          SECTION 2.07.  Liens.  Subject to the provisions of
Section 2.05, the Mortgagor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, in each case (i) whether voluntarily or involuntarily created; (ii) whether directly or indirectly a Lien thereon; and (iii) whether or not subordinated hereto, except Permitted Encumbrances and the Wraparound Mortgage.
The provisions of this Section shall apply to each and every Lien (other than Permitted Encumbrances and the Wraparound Mortgage) on the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Financing Documents.

          SECTION 2.08. Transfer. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except to CPPI or the Company or permitted successor or Affiliate in connection with a Unification Transaction in accordance with the Indenture where the obligations of the Mortgagor hereunder are expressly assumed by CPPI or the Company or permitted successor or Affiliate, as the case may be. The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the terms of the Financing Documents.

          SECTION 2.09. Indemnification. Subject to the provisions of Section 6.09, the Mortgagor shall protect, indemnify and defend each of the Mortgagee and the other Secured Parties from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against any Secured Party or the Mortgaged Property by reason or on account of, or in connection with (a) the Mortgagee's proper and lawful exercise of any of its rights and remedies hereunder; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; or (e) any other conduct or misconduct of the Mortgagor, any lessee of any of the Mortgaged Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, however, that any claims caused by the willful misconduct or gross negligence of any Secured Party as determined by a court of competent jurisdiction shall be excluded from the foregoing indemnification of such Secured Party. Any amount payable under this Section will be deemed a demand obligation and will bear interest at the default rate specified in the Notes. The obligations of the Mortgagor under this Section shall survive the release of this Mortgage.

          SECTION 2.10. Expansion. If the Mortgagor acquires after the date hereof any property which is contiguous or adjacent to the Property, including in connection with the Contemplated Expansion or the Project Expansion, the Mortgagor shall do all such acts and shall promptly execute, deliver and record such mortgages and other security documents, conveyances, financing statements and assurances as the

Mortgagee may reasonably deem necessary or desirable (or a supplement, spreader or an amendment to this Mortgage) as may be necessary, or as the Mortgagee reasonably may request, to subject such property to a first priority Lien in favor of the Mortgagee, subject only to such title exceptions as are reasonably acceptable to the Mortgagee, securing the Secured Obligations, and deliver to the Mortgagee an appropriate endorsement to the existing title insurance or supplemental title insurance in amount, form and substance reasonably satisfactory to the Mortgagee insuring the Lien of such mortgage or of this Mortgage (as so supplemented, spread and amended); provided, that in connection with any Project Expansion, such Lien may be senior to or pari passu with any Lien securing any Indebtedness of the Mortgagor or CPPI which is used to finance such expansion.

          SECTION 2.11. Environmental Matters. (a) The Mortgagor represents and warrants that, to the best of its actual knowledge, without inquiry, (i) there are no Hazardous Materials on or at the Mortgaged Property, except those in material compliance with all applicable federal, state and local laws, ordinances, rules and regulations, and (ii) neither the Mortgagor nor any occupant of, nor any prior owner or occupant of, the Mortgaged Property has received any notice, notification, demand or order with respect to any alleged violation of any applicable federal, state or local law, ordinance, rule or regulation from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property. The Mortgagor covenants that the Mortgaged Property shall be kept free of Hazardous Materials except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations, and neither the Mortgagor nor any occupant of the Mortgaged Property shall use, transport, store or dispose of Hazardous Materials on the Mortgaged Property, except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. The Mortgagor shall comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations, including Environmental Laws. The Mortgagor shall have ninety (90) days after notice thereof (or such longer time periods as is reasonably required under the circumstances, provided the Mortgagor promptly commences or causes the commencement of, and diligently prosecutes or causes to be diligently prosecuted the completion of, such cure) to cure any Lien imposed on any portion of the Mortgaged Property pursuant to Environmental Laws. If the Mortgagor fails to do so, then the Mortgagee may cure any such Lien and the Mortgagor shall indemnify the Mortgagee with respect to any expenditures that the Mortgagee incurs in doing so. This shall not limit any other rights or remedies available to the Mortgagee. In the event that the Mortgagor receives any notice, notification, demand or order from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property, the Mortgagor shall immediately notify the Mortgagee. The Mortgagor shall conduct and complete all investigations, studies, sampling, and testing and all remedial actions necessary to clean up and remove all Hazardous Materials on or at the Mortgaged Property in accordance with all applicable federal, state, and local laws, ordinances, rules and regulations.

          (b) The Mortgagor represents and warrants that, to the Mortgagor's actual knowledge without inquiry and investigation, no Lien has attached to the Mortgaged Property as a result of any action by the DEP or its designee pursuant to the New Jersey Spill Compensation Fund (as such term is defined in the Spill Act), expending monies from said fund to pay for "cleanup and removal costs" or "natural resources" damages as a result of any "discharge" of any "hazardous substances" on or at the Mortgaged Property (as such terms are defined in the Spill Act). The Mortgagor further represents, warrants and covenants that, to the best of Mortgagor's actual knowledge, the Mortgagor did not in the past, and does not now, own, operate or control and shall not prior to the satisfaction and discharge of the Lien of this Mortgage acquire, own, operate or control any "major facility" (as such term is defined in the Spill Act) or any hazardous or solid waste disposal facility.

          (c) Subject to Section 2.05, if a Lien is filed against the Mortgaged Property pursuant to the Spill Act, the Mortgagor shall promptly either (i) pay the claim and remove the Lien from the Mortgaged Property or cause the same to be done, or (ii) furnish or cause to be furnished (A) a bond, if required, satisfactory to the Mortgagee and the TIC in the amount of the claim out of which the Lien arises, or (B) other security reasonably satisfactory to the Mortgagee in an amount sufficient to discharge the claim of which the Lien arises.

          (d) Upon the Mortgagee's request in connection with the "closing, terminating or transferring of operations" (as such term is defined in ECRA) relating to the Mortgagor or any one or more of the tenants under any of the Leases, the Mortgagor shall promptly provide the Mortgagee with:

               (i) a letter of non-applicability from the DEP accompanied by the supporting affidavit of the applicant or an Opinion of Counsel, addressed to the Mortgagee, in a form reasonably satisfactory to the Mortgagee's counsel, stating that ECRA does not apply to such closing, terminating of transferring of operations; or

              (ii)  a negative declaration duly approved by
          the DEP; or

             (iii)   a "remedial action work plan" (as such
          term is defined in ECRA) duly approved by the DEP;
          or

              (iv) a "remediation agreement" duly approved by the DEP.

          Nothing in this subsection (d) shall be construed as limiting the Mortgagor's obligation to otherwise comply with ECRA.

          (e) If the Mortgagor complies with subsection (d) of this Section by obtaining an approved remedial action work plan or remediation agreement, the Mortgagor shall promptly implement and prosecute to completion or cause to be so implemented and prosecuted, the remedial action work plan or the requirements of the remediation agreement, as the case may be, in accordance with the schedules contained therein as may be otherwise ordered or directed by the DEP. The Mortgagor expressly understands and acknowledges that the Mortgagor's compliance with the provisions of this subsection (e) may require the Mortgagor to expend funds or do acts after the expiration or termination of the term of one or more Leases. The Mortgagor shall expend such funds though the term of the relevant Lease shall have previously expired and notwithstanding any provision in any such Lease or in ECRA placing the burden of compliance on the tenant under such Lease.


                         ARTICLE III

             INSURANCE, CASUALTY AND CONDEMNATION

          SECTION 3.01. Insurance. The Mortgagor shall maintain or cause to be maintained in full force and effect Insurance Policies with respect to the Property as required by the Indenture. The Mortgagor shall cause CPPI to pay promptly when due any Insurance Premiums on such Insurance Policies and any renewals thereof. The form of such Insurance Policies shall be reasonably acceptable to the Mortgagee. All such policies and renewals thereof shall be held by the Mortgagee and shall name the Mortgagee as the first mortgagee and contain a noncontributory standard or "New York" mortgagee endorsement (Form 438 BFU or its equivalent) or its equivalent making losses payable to the Mortgagee, subject to Section 3.03(c), and shall name the Mortgagee as an additional insured. At least thirty (30) days prior to the expiration date of all such Insurance Policies, renewals thereof satisfactory to the Mortgagee shall be delivered to the Mortgagee together with receipts evidencing the payment of all premiums on such Insurance Policies and renewals. In the event of the foreclosure of this Mortgage or any other Transfer of title to the Mortgaged Property in extinguishment or satisfaction of the Secured Obligations, all right, title and interest of the Mortgagee in and to all Insurance Policies and renewals thereof then in force shall pass to the purchaser or grantee, upon delivery of written notice to the Mortgagee within thirty (30) days following the occurrence of such loss.

          SECTION 3.02.  Casualty.  (a)  The Mortgagor
represents and warrants that, as of the date hereof, there is no Casualty affecting the Property.

          (b) Upon obtaining knowledge of any Casualty, the Mortgagor shall (i) immediately give notice thereof to the Mortgagee; and (ii) immediately take or cause to be taken such action as may be necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage.

          SECTION 3.03. Insurance Claims and Proceeds. In the event of any Casualty, (a) the Mortgagor shall promptly make, or cause to be made, proof of loss under the applicable Insurance Policies and diligently pursue, or cause to be pursued, to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds and, after five (5) days prior written notice to the Mortgagor, the Mortgagee may make proof of loss if not made promptly by the Mortgagor; (b) if the Insurance Proceeds with respect to any Casualty amount to $1,000,000 or more or if a Default is continuing, the Mortgagor shall have no right to settle, and shall not permit to be settled, any such claim or proceeding without the consent of the Mortgagee; (c) if the Insurance Proceeds with respect to any Casualty amount to less than $1,000,000, such Insurance Proceeds shall be paid to the Mortgagor to be held, applied and disbursed pursuant to the Operating Leases; and (d) if the Insurance Proceeds with respect to any Casualty amount to $1,000,000 or more, such Insurance Proceeds shall be paid to the Mortgagee for deposit in a segregated trust account established pursuant to the Collateral Trust Agreement to be held, applied and disbursed as follows:

          (i) In the event of a Casualty which affects fifty percent (50%) or more of the Mortgaged Property (a "Major Loss"), within five (5) days following receipt of notice from CPPI pursuant to the Operating Leases as to whether or not CPPI intends to Restore the Mortgaged Property affected by such Casualty, the Mortgagor shall notify the Mortgagee of such election (or, in the event the Operating Leases have terminated and no Notice of Acceleration is in effect, within thirty (30) days after the event of such Casualty the Mortgagor shall notify the Mortgagee whether or not it intends to make such Restoration) and provide an Officers' Certificate of CPPI or the Mortgagor (as the case may be) certifying that such Restoration will meet the requirements of Section 4.10(d) of the Indenture. If the Mortgagor notifies the Mortgagee that CPPI or the Mortgagor (as the case may be) intends to Restore, then the Insurance Proceeds shall be disbursed in accordance with the provisions of Section
     3.04 hereof to reimburse or pay for the costs of such Restoration pursuant to this Section 3.03(d)(i), and the Mortgagee shall make such amounts available in accordance with Section 3.04.

         (ii) In the event of a Casualty which does not constitute a Major Loss or if CPPI or the Mortgagor (as the case may be) elects to Restore or cause the Restoration of the Mortgaged Property in the event of a Major Loss, whether or not the Insurance Proceeds with respect to such Casualty available to pay the cost of Restoration are sufficient for that purpose, the Mortgagor shall promptly commence or cause the commencement of the Restoration and diligently pursue or cause to be prosecuted to completion the Restoration of the Mortgaged Property affected by such Casualty, subject to Unavoidable Delays.

         (iii) If the Mortgagor fails to notify the Mortgagee that CPPI or the Mortgagor (as the case may be) intends to Restore or cause the Restoration of the Mortgaged Property affected by such Casualty within said five (5) day period (or, in the event the Operating Leases have terminated, thirty (30) day period) as provided in
     Section 3.03(d)(i) hereof, or if CPPI or the Mortgagor (as the case may be) has elected not to Restore or cause the Restoration of the Mortgaged Property affected by such Casualty, or if the Operating Leases have terminated and a Notice of Acceleration is in effect, or if an Asset Sale Offer is required under Section 4.10 of the Indenture, or in the event there remains any Insurance Proceeds following such Restoration, then in any such event the Insurance Proceeds then remaining shall be applied to the repayment of the Notes in accordance with
     Section 4.10(c)(i) of the Indenture.

          SECTION 3.04. Restoration. Provided that (a) the Indenture does not require a repurchase of the Notes and no Notice of Acceleration is in effect at the time the Mortgagor seeks the benefit of this Section 3.04, (b) CPPI or the Mortgagor (as the case may be) certifies that it has the ability (including financial ability) to Restore or cause the Restoration of the Mortgaged Property affected by such Casualty to a condition substantially the same as prior to the Casualty, and pay for the complete costs of such Restoration (taking into account available Insurance Proceeds), and (c) the Mortgagor complies with this Section 3.04, the Mortgagee agrees that it shall apply the Insurance Proceeds received by the Mortgagee under the provisions of Section 3.03(c) on account of such Casualty for the purpose of the Restoration of the Mortgaged Property in the following manner and upon satisfaction of the following conditions:

          (i) Such Insurance Proceeds shall be paid over to the Mortgagee or its designee, for deposit in the segregated trust account established pursuant to the Collateral Trust Agreement for the disbursement thereof as provided herein. If a Notice of Acceleration is in effect prior to the completion of the Restoration, the Mortgagee at its option shall, while such Notice of Acceleration is in effect, have the right to either apply all or any portion of the Insurance Proceeds toward the Restoration or toward any amounts secured hereby.

          (ii) The manner of disbursement by the Mortgagee of such Insurance Proceeds shall be by the request of the Mortgagor, not more than once per week, and only if no Notice of Acceleration shall be in effect and the Mortgagee shall have received an Officers' Certificate of CPPI or the Mortgagor (as the case may be), dated not more than seven (7) days prior to the date of the application for the withdrawal and payment of such Insurance Proceeds: (A) that expenditures have been made, or costs incurred, in a specified amount for the purpose of making Restoration, which shall be briefly described,
     (B) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Insurance Proceeds in any previous or then pending application pursuant to this Section 3.04; (C) that there is no outstanding amount, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Liens upon any of such repairs, rebuildings or replacements, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacements; and (D) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

          (iii) If the Mortgagee reasonably determines that the amount of the Insurance Proceeds available for the Restoration shall be insufficient for the performance and completion of such work, the Mortgagor covenants and agrees, as a condition precedent to any disbursement of Insurance Proceeds, to deliver or cause to be delivered to the Mortgagee an amount, which together with the Insurance Proceeds, shall be sufficient to pay the total amount necessary or reasonably required to Restore the Mortgaged Property as herein provided, and which amount shall be disbursed in accordance herewith.

          (iv)  Without limiting the generality of the
     foregoing provisions, any Restoration shall be subject to and performed in accordance with each of the following provisions: (A) such work and the performance thereof shall be conducted in a first-class, workmanlike manner, shall not permanently weaken nor impair the structural strength of any existing Improvements, nor change the character thereof or the purpose for which the same may be used, nor lessen the value of the Mortgaged Property;
     (B) before the commencement of any such work, the plans and specifications (the "Plans") therefor shall be filed with and approved by all Governmental Authorities shall have been obtained, and all such work shall be done subject to and in accordance with all applicable Legal Requirements; and (C) before commencing any such work, the Mortgagor shall have delivered to the Mortgagee the Plans and a line item budget setting forth with reasonable particularity the cost of completing such work together with a certificate in a form, and from a licensed architect certifying (1) that the execution of the work described in the Plans will substantially Restore the Mortgaged Property and (2) that the budget constitutes a reasonable estimation of the cost of Restoring the Mortgaged Property in accordance with the Plans.

          SECTION 3.05.  Insurance Escrow.  In order to
further secure the performance and discharge of the Mortgagor's obligations under Sections 3.01, 3.02, 3.03 and

3.04, but not in lieu of such obligations, the Mortgagor shall, upon the occurrence of any Event of Default resulting from the Mortgagor's breach of Section 3.01 and upon the request of the Mortgagee, pay over to the Mortgagee an amount equal to one-twelfth (1/12th) of the next maturing annual Insurance Premiums of each month that has lapsed since the last date to which such Insurance Premiums were paid; and the Mortgagor shall, in addition, pay over to the Mortgagee, on the first day of each month, sufficient funds (as estimated from time to time by the Mortgagee in its sole discretion) to permit the Mortgagee to pay said Insurance Premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of the Mortgagee, and no interest shall be payable in respect thereof except as required by law. Upon demand by the Mortgagee, the Mortgagor shall deliver to the Mortgagee such additional monies as are necessary to make up and deficiencies in the amounts necessary to enable the Mortgagee to pay such Insurance Premiums when due.

          SECTION 3.06.  Condemnation Proceedings and Awards.
(a) The Mortgagor represents and warrants that, to the best of the Mortgagor's actual knowledge, without inquiry, as of the date hereof, (i) there is no Condemnation affecting the Property, (ii) there are no negotiations or proceedings which might result in such a Condemnation and (iii) no such Condemnation is proposed or threatened.

          (b)  In the event of any Condemnation or the
commencement of any negotiation or proceeding which might result in a Condemnation or in the event of any proposed or threatened Condemnation, the Mortgagor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the Mortgagee. In the event of any such Condemnation, (i) the Mortgagor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by the Mortgagor or requested by the Mortgagee to preserve the Mortgagor's interest in such Property and promptly make claim for the Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof; (ii) the Mortgagor shall have no right to settle, and shall not settle, any such claim, negotiation or proceeding without the consent of the Mortgagee; and (iii) upon receipt and to the extent required pursuant to the Indenture, the Mortgagor shall promptly pay the Awards with respect to such Condemnation to the Mortgagee for deposit in the Partnership Cash Collateral Account to be held, applied and disbursed in accordance with the Financing Documents.

          (c) In the event of any Condemnation affecting less than all or substantially all of the Mortgaged Property (a "Partial Taking"), the Mortgagor shall promptly Restore or cause the Restoration of the Mortgaged Property substantially in accordance with the provisions of Section 3.04, whether or not the Awards with respect to such Partial Taking are sufficient for such purpose. For the purposes of this Section 3.06, a taking of "substantially all" of the Mortgaged Property shall mean a taking of so much of the Mortgaged Property as, in the reasonable judgment of the Mortgagor, shall render the remainder insufficient for the purpose for which said Mortgaged Property was being used immediately prior to such taking or if such taking results in the revocation of any license necessary for the operation of the Mortgaged Property as a hotel and casino. In the event that there shall remain any balance of any Award after the payment of settlement costs and the payment of costs of Restoration under this Section 3.06, any balance shall be applied in accordance with the Financing Documents.

          (d) In the event that all or substantially all of the Mortgaged Property is condemned, then such Award shall be applied in accordance with the provisions of Section 4.10 of the Indenture.


                          ARTICLE IV

                DEFAULTS, REMEDIES AND RIGHTS

          SECTION 4.01. Events of Default. (a) The failure of the Mortgagor to observe or perform any of the provisions of this Mortgage for a period of thirty (30) days after receipt of a Notice of Default with respect to such failure constitutes an Event of Default under the Indenture, the occurrence of which, or of any other Event of Default set forth in the Indenture, may result in a Notice of Acceleration becoming effective pursuant to the terms of the Indenture and the right of the Mortgagee to exercise its rights set forth in
Section 4.02.

          (b) All notice and cure periods provided in the Indenture and the other Financing Documents shall run concurrently with any notice or cure periods provided under applicable law.

          SECTION 4.02. Remedies. (a) If following any Event of Default any Notice of Acceleration is in effect, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, to wit:

          (i) to institute a proceeding or proceedings, by judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

         (ii) to institute a suit, action or proceeding for the specific performance of any of the provi-sions of this Mortgage; or

        (iii)  to be entitled to the appointment of a
     receiver, supervisor, trustee, liquidator, conserva-tor or other custodian (a "Receiver") of the Mort-gaged Property, upon notice to Mortgagor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other Obligor, and the Mortgagor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (iv) of this subsection (a); or

         (iv) to the fullest extent permitted by law, in the name of the Mortgagee or a Receiver as required by law (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabili-ties of every character incurred by the Person exer-cising the rights under this clause in collecting the same and in using, operating, managing, preserv-ing and controlling the Mortgaged Property and otherwise in exercising the rights under clause
     (iii) of this subsection (a) or any other rights hereunder, including all amounts necessary to pay
     Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as reasonable compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 4.06; or

          (v)  to take any action with respect to any
     Mortgaged Property permitted under the UCC; or

         (vi)  to take any other action, or pursue any
     other remedy or right, as the Mortgagee may have under applicable law, and the Mortgagor does hereby grant the same to the Mortgagee.

          (b) To the fullest extent permitted by applicable law,

          (i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other
     Financing Document or under applicable law;

         (ii) every remedy or right hereunder, under any other Financing Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;

        (iii) no failure to exercise or delay in exer-cising any remedy or right hereunder, under any other Financing Document or under applicable law shall be construed as a waiver of any Default hereunder or under any other Financing Document;

         (iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Financing Document or under applicable law upon any Default hereunder or under any other
     Financing Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon a Notice of Acceleration given upon any other or subsequent Event of Default;

          (v)  no single or partial exercise of any
     remedy or right hereunder, under any other Financing
     Document or under applicable law shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Financing Document or under applicable law upon a Notice of Acceleration given after such Event of Default or upon any other or subsequent Event of Default;

         (vi)  the acceptance by the Mortgagee or any
     other Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Financing Document with respect thereto; and

        (vii)  the acceptance by the Mortgagee or any
     other Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default hereunder or under any other
     Financing Document with respect to any other Secured
     Obligation.

         (c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (other than other Secured Parties as may be required by the other Financing Documents); and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

          (d) For the purpose of carrying out any provisions of Section 2.01(c), 4.02(a)(iii), 4.02(a)(iv), 4.05, 4.07 or
4.10 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 4.02(a)(iii) or such other Person (as the case may be as the Person appointed under this subsection) as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 2.01(c), 4.02(a)(iv), 4.05, 4.07 or 4.10 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection; provided, with respect to Section 2.01(c), the power of attorney granted in this Section 4.02(d) shall not be effective unless an Event of Default shall have occurred and be continuing.

          SECTION 4.03. Waivers by the Mortgagor. (a) To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (iv) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (v) any other provision of applicable law which might defeat, limit or adversely affect any right or remedy of the Mortgagee or the holders of the Secured Obligations under or with respect to this Mortgage or any other Security Document as it relates to any Mortgaged Property; (vi) the fact that there has occurred without the Mortgagor's knowledge or consent any amendment or modification of, or supplement to, any of the Financing Documents to which it is a party or any part thereof, or any assignment or transfer of any thereof, or any furnishing or acceptance of additional security, or any release of, loss, alteration or dealing with, any Collateral, or any change in, modification of or any extension of, the Secured Obligations, whether or not any of the foregoing is made in accordance with the terms of any of the Financing Documents, provided, that none of the foregoing is prohibited by the Wraparound Mortgage; (viii) any failure on the part of the Company or CPPI to perform or comply with any of the Financing Documents or any failure of the Mortgagee to compel strict performance or compliance with any terms of any of the Financing Documents; (ix) any failure of the Mortgagee to retain or preserve any rights against the Company or CPPI or any person pursuant to the Financing Documents or against the Mortgaged Property or any part thereof, or any failure to perfect or delay in perfection or failure to continue the perfection of, the Mortgagee's security interest in the Mortgaged Property or any part thereof, or the invalidity of any such rights which the Mortgagee may attempt to obtain or enforce; (x) the lack of prior enforcement by the Mortgagee of any rights against the Company or CPPI or any other person or in or against the Mortgaged Property or any part thereof; or (xi) the right of the Mortgagee to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party.

          (b) Except for the proper delivery of a notice of Default or Notice of Acceleration, the Mortgagor hereby unconditionally waives (i) notice of any of the matters referred to in subparagraph (a) hereof; (ii) all notices which may be required or provided by statute, rule of law or otherwise to preserve any rights against the Mortgagor hereunder, including any demand, protest, proof or notice of nonperformance or non-compliance of any of the Secured Obligations; (iii) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any of the Financing Documents either against the Mortgaged Property or any part thereof or CPPI;
(iv) any requirement to mitigate the damages resulting from a default by the Company, CPPI or the Mortgagor under the Financing Documents; and (v) any requirement that the Mortgagor be joined as a party to any proceedings against the Company or CPPI for the enforcement of any provisions of any of the Financing Documents.

          SECTION 4.04. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to the jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding.

          (b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document in any court having jurisdiction under the provisions of any other Security Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Security Document or applicable law.

          SECTION 4.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property pursuant to
Section 4.02:

          (a)  The Mortgagee or the court officer
     (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and as provided in Section 4.03, the Mortgagor has thereby waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

          (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

          (c)  After each sale, the Person conducting
     such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Mortgagor in and to the Mortgaged
     Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 4.06.
     The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other
     Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty or representation by or recourse to such Person any conveyance, assignment, transfer or delivery of the Mortgaged
     Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conduct-ing such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, Transfer or delivery by such attorney-in-fact.

          (d)  Any statement of fact or other recital
     made in any instrument referred to in Section
     4.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Notice of Acceleration is in effect, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited.

          (e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

          (f)  Subject to mandatory provisions of
     applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

          (g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

          (h)  If the Mortgagor or any Person claiming
     by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged
     Property, after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

          (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or construc-tively in its possession.

          (j)  The Mortgagee may at any time institute
     suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee should institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

          SECTION 4.06.  Proceeds.  Except as otherwise
provided herein or required under applicable law, the proceeds of any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

          (a)  First:  to pay of all expenses of such
     sale, including compensation for the Person conducting such sale (which may include the Mort-gagee), the cost of title searches, foreclosure certificates and attorneys' fees and expenses incurred by such Person;

          (b)  Second:  to the payment of the expenses
     and other amounts payable under Section 4.10, if any;

          (c)  Third:  to the payment of the other
     Secured Obligations in the order and priority set forth in Section 3.02 of the Collateral Trust

     Agreement, until all Secured Obligations shall have been paid in full; and

          (d) Fourth: to the payment of the surplus, if any, to the relevant Obligor or its successors and assigns, or as a court of competent jurisdiction may direct.

          SECTION 4.07. Assignment of Operating Leases. (a) Subject to paragraph (d) below, the assignments of the Operating Leases and the other Leases and the Rents under Granting Clauses V and VI and under the Assignment of Operating Leases are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 4.07(b), the Mortgagee or a Receiver appointed pursuant to Section 4.02(a)(iii) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any specific assignment of Lease in addition to the Assignment of Operating Leases which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Operating Leases or the other Leases and the Rents under Granting Clauses V and VI and under the Assignment of Operating Leases.

          (b) In the absence of a Notice of Acceleration, the Mortgagor shall have a license granted hereby to collect and receive all Rents and apply the same subject to the provisions of the Financing Documents to which it is a party. This license shall terminate, at the option of the Mortgagee, if a Notice of Acceleration shall be in effect.

          (c) If any Notice of Acceleration shall be in effect, the Mortgagee or a Receiver appointed pursuant to
Section 4.02(a)(iii) (as the case may be as the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 4.07(b), upon notice to the Mortgagor, and to exercise the rights and remedies provided under Section 4.07(a), under Section 4.02(a)(iv) or under applicable law. If a Notice of Acceleration is in effect, upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all Security Deposits under any Lease and all Rents allocable to any period after such Notice of Acceleration is given. Subject to Section 4.02(a)(iv) and any applicable requirement of law, any Rents received hereunder by such Receiver shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Partnership Cash Collateral Account, to be held, applied and disbursed as provided in the Collateral Trust Agreement, provided that, subject to Section 4.02(a)(iv) and any applicable requirement of law, any Security Deposits actually received by such Receiver shall be promptly paid to the Mortgagee, and any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

          (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Operating Leases or the other Leases, provided that such Person shall be accountable as provided in Section 4.07(c) for any Rents or Security Deposits actually received by such Person. The Mortgagee acknowledges that the Mortgagor has informed it that as of the date hereof no Security Deposits are being held by the Mortgagor.

          SECTION 4.08. Dealing With the Mortgaged Property. Subject to Section 6.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

          SECTION 4.09. Right of Entry. The Mortgagee and the representatives of the Mortgagee shall have the right,
(i) without notice, if a Notice of Acceleration is in effect,
(ii) with simultaneous notice, if any payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (iii) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the business conducted at the Property, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 4.10 or for any other purpose, shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of the Property or (y) a cure of any Default or waiver of any Default or Secured Obligation.

          SECTION 4.10. Right to Perform Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder, the Mortgagee and the representatives of the Mortgagee shall have the right, (i) without notice if a Notice of Acceleration is in effect, (ii) with simultaneous notice if such payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (iii) after notice given reasonably in advance to allow the Mortgagor an opportunity to cure, if no Notice of Acceleration is in effect, to pay or perform such obligation, provided the Mortgagor is not contesting payment or performance in accordance with the terms hereof and further provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation.

          SECTION 4.11.  Concerning the Mortgagee.  The
provisions of Article VI of the Collateral Trust Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Indenture in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

          (i)  The Mortgagee is authorized to take all
     such action as is provided to be taken by it as Mortgagee hereunder and all other action incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Holders of a majority in principal amount of the then outstanding Notes or, in the absence of such instructions, in accordance with its discretion.

          (ii)  The Mortgagee shall not be responsible
     for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfec-tion, priority or enforceability of the Lien of this

     Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder.
     The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.


                          ARTICLE V

            SECURITY AGREEMENT AND FIXTURE FILING

          SECTION 5.01. Security Agreement. To the extent that the Mortgaged Property constitutes or includes personal property, including goods or items of personal property which are or are to become fixtures under applicable law, the Mortgagor hereby grants a security interest therein and this Mortgage shall also be construed as a pledge and a security agreement under the UCC; and, if any Notice of Acceleration is in effect, the Mortgagee shall be entitled with respect to such personal property to all remedies available under the UCC and all other remedies available under applicable law.
Without limiting the foregoing, any personal property may, at the Mortgagee's option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. If any Notice of Acceleration is in effect, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor.
The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Mortgaged Property includes personal property covered by the Security Agreement or any other Security Document, the provisions of the Security Agreement or such other Security Document shall govern with respect to such personal property.

          SECTION 5.02. Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

          (a)  Name and Address of the debtor:

               Atlantic City Boardwalk Association, L.P.
               Indiana Avenue and the Boardwalk
               Atlantic City, New Jersey  08401

          (b)  Name and Address of the secured party:
               IBJ Schroder Bank & Trust Company
               1 State Street
               11th Floor
               New York, New York 10004

          (c) This document covers goods or items of personal property which are or are to become fixtures upon the Property.

          (d) The name of the record owner of the real estate on which such fixtures are or are to be located is Atlantic
City Boardwalk Associates, L.P.


                          ARTICLE VI

                        MISCELLANEOUS

          SECTION 6.01. Estoppel Certificates. The Mortgagor agrees, at any time and from time to time prior to payment in full of the Secured Obligations, upon not less than ten (10) days' notice by the Mortgagee, to execute, acknowledge and deliver to the Mortgagee or any proposed assignee of this Mortgage, a certificate stating (a) that this Mortgage is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) whether or not, to the best knowledge of the signer of such certificate, the Mortgagor is in default in performance of any term, covenant or condition contained in this Mortgage and, if so, specifying each such default of which the signer may have knowledge; (c) whether or not, to the best knowledge of the signer of such certificate, the Mortgagor has any offsets, counterclaims or defenses to the payment of any of the Secured Obligations and other charges payable hereunder and if so, specifying each such offset, counterclaim or defense of which the signer may have knowledge; and (d) as to such other matters may be reasonably requested by the party requesting such certificate, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the interest of the Mortgagee or any grantee thereof, or any prospective assignee thereof, or by any prospective assignee of the Mortgaged Property.

          SECTION 6.02. Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect in the event all of the Secured Obligations shall have been paid, performed and satisfied in full.

          (b)  Any termination or release required or
permitted under this Section 6.02 shall be at the Mortgagor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Mortgagee.

          SECTION 6.03. Notices. All notices, approvals, requests, demands and other communications hereunder (including any modifications of, or waivers or consents under this Mortgage) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the following addresses, or at such other address as shall be designated by such party in a notice to the Mortgagor and the Mortgagee in accordance with this Section 6.03:

          If to the Mortgagor, to it at:

          Atlantic City Boardwalk Associates, L.P.
          Indiana Avenue and the Boardwalk
          Atlantic City, New Jersey  08401

          With copies to:

          Atlantic City Boardwalk Associates, L.P.
          c/o Gerald Heetland, Esq.
          2880 West Meade Avenue
          Suite 201
          Las Vegas, Nevada 89102

          Alan Wovsaniker, Esq.
          Lowenstein, Sandler, Kohl, Fisher & Boylan
          65 Livingstone Avenue
          Roseland, New Jersey 07068-1791

          If to the Mortgagee, to it at:

          IBJ Schroder Bank & Trust Company
          1 State Street
          11th Floor
          New York, New York 10004

Except as otherwise provided in this Mortgage, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          SECTION 6.04. Amendments in Writing. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee with the consent of the Holders of a majority in principal amount of the then outstanding Notes (or in the case of Section 6.02 or this Section, all of the Noteholders). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6.05. Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate appli-cable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applica-ble law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provi-sion of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

          SECTION 6.06.  Binding Effect.  (a)  The provisions
of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          (b) To the fullest extent permitted under applica-ble law, the provisions of this Mortgage binding upon the

Mortgagor shall be deemed to be covenants which run with the land.

          (c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Indenture.

          SECTION 6.07.  GOVERNING LAW.  THIS MORTGAGE SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW JERSEY.

          SECTION 6.08.  Receipt of True Copy.  THE MORTGAGOR
HEREBY ACKNOWLEDGES RECEIPT OF A TRUE COPY OF THE WITHIN
MORTGAGE WITHOUT CHARGE.

          SECTION 6.09. Non-Recourse. No general or limited partner of the Mortgagor nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of the Mortgagor (or the Company or the Guarantors) under this Mortgage or any of the other Financing Documents or for any claim based upon or in respect of such obligations. In addition, the Mortgagor shall not have general liability for any such obligations, recourse to the Mortgagor in respect of all such obligations being expressly limited to the Collateral. Nothing contained in this Section shall limit, restrict or impair the rights of the Mortgagor, the Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of the Mortgagor, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained herein are part of the consideration for the granting of the Mortgage and related security interests by the Mortgagor.

          SECTION 6.10. Operating Leases. So long as the Operating Leases are in full force and effect, to the extent any of Sections 2.03, 2.04(b)(i) and (ii), 2.06(i), 3.01, 3.03
and 3.06(b) are inconsistent with a substantially comparable provision of the Operating Leases and CPPI is in compliance with its obligations under such comparable provisions, the Mortgagor shall be deemed to be in compliance hereunder.

          IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.


                                ATLANTIC CITY BOARDWALK
                                ASSOCIATES, L.P.


         (Seal)

                                By:________________________
                                   Name:
                                   Title:  General Partner


                                By:________________________
                                   Name:
                                   Title:  General Partner

STATE OF NEW YORK  )
                   )  ss.
COUNTY OF NEW YORK )

          BE IT REMEMBERED, that on this ____ day of January ___, 1994, before me, the subscriber, a Notary Public of the State of New York, personally appeared ______________________, General Partner of Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership, who, I am satisfied, is the person who has signed the within instrument; and having first made known to him the contents thereof, he thereupon acknowledged that he signed and delivered the within instrument as his voluntary act and deed and as the voluntary act and deed of Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership.




                                      ___________________________
                                             Notary Public


My Commissions Expires:


_________________________________

STATE OF NEW YORK  )
                   )  ss.
COUNTY OF NEW YORK )

          BE IT REMEMBERED, that on this ____ day of January ___, 1994, before me, the subscriber, a Notary Public of the State of New York, personally appeared _____________________, General Partner of Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership, who, I am satisfied, is the person who has signed the within instrument; and having first made known to him the contents thereof, he thereupon acknowledged that he signed and delivered the within instrument as his voluntary act and deed and as the voluntary act and deed of Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership.




                                      _________________________
                                             Notary Public


My Commissions Expires:


____________________________________

                           EXHIBIT A


                    Description of the Land


TRACT I:

          BEGINNING in the Northeasterly line of Indiana Avenue
(60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending

          1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 155 fee; thence

          2.  South 27 degrees 28 minutes East, parallel with
Indiana Avenue, 50.10 feet; thence

          3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue 155 fee to the first mentioned Northeasterly line of Indiana Avenue; thence

          4.  North 27 degrees 28 minutes West, along same,
50.10 feet to the point and place of BEGINNING.


TRACT II:

          BEGINNING in the Southwesterly line of Indiana Avenue
(60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending:

          1.  South 27 degrees 28 minutes East, along said
Southwesterly line of Indiana Avenue, 300 feet; thence

          2.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 138.10 feet to the Northeasterly line of Park
Place, (60 feet wide); thence

          3. North 27 degrees 28 minutes West, along same, 300 feet; thence

          4.  North 62 degrees 32 minutes West, parallel  with
Pacific Avenue, 138.10 feet to the point and place of BEGINNING.

TRACT III:

          BEGINNING in the Northeasterly line of Ohio Avenue, (50 feet wide) at a point 200 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide), and extending

          1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 145.60 feet to the Southwesterly line of Park
Place, (60 feet wide); thence

          2. South 27 degrees 28 minutes East, along same, 150 feet; thence

          3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 145.60 feet to the First mentioned
Northeasterly line of Ohio Avenue; thence

          4. North 27 degrees 28 minutes West, along same, 150 feet to the point and place of BEGINNING


TRACT IV:  AIR RIGHTS

          ALL THAT CERTAIN real property in the City of Atlantic City, County of Atlantic, State of New Jersey, which lies above (but not below) the horizontal plane the elevation of which is 26.0 feet above that certain datum level which designates as zero an elevation equal to mean sea level at Atlantic City, as computed and established by the United States Coast and Geodetic Survey and which lies below (but not above) another horizontal plane the elevation of which is 71.5 feet above said datum level, and which is bounded by and lies within that certain plot or parcel described as follows:

          ALL THAT CERTAIN lot, tract, or parcel of land and premises, situate, lying and being in the City of Atlantic
City, County of Atlantic, and State of New Jersey, bounded and described as follows:

          BEGINNING at a point in the Westerly line of Park
Place (60 feet wide), said point being distant 200.00 feet
South of the Southerly line of Pacific Avenue (60 feet wide), and extending from said beginning point; thence

          1. South 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Park Place, a distance of 150.00 feet to a point; thence

          2. North 89 degrees 42 minutes 23 seconds East, crossing Park Place, a distance of 67.44 feet to the easterly line of Park Place; thence

          3. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Park Place, a distance of 180.80 feet; thence

          4. South 62 degrees 32 minutes 00 seconds West crossing Park Place, a distance of 60.00 feet to the point and place of BEGINNING.

          TOGETHER with the benefits of a certain easement from the City of Atlantic City to Del E. Webb New Jersey, Inc. dated
3-20-86, recorded in Deed Book 4216, page 299.

                           EXHIBIT B


                    Permitted Encumbrances

     The following exceptions described in Schedule B, Part II to that certain title policy commitment number 30876 issued with respect to the Property by First American Title Insurance Company dated November 23, 1993 and revised ________________, 1994:

     Building restrictions as in Deed Book 46, page 29.
     (Affects Track I)

     Building restrictions as in Deed Book 72, pages 655 and
     658.  (Affects southerly 200 feet of Tract II)

     Building restrictions as in Deed Book 74, page 544, Deed
     Book 75, page 699 and Deed Book 84, page 474 and 476.
     (Affects northerly 50 feet of Tract II)

     Building restrictions as in Deed Book 73, page 7.
     (Affects northerly 50 feet of Tract III)

     Building restrictions as in Deed Book 76, page 41.
     (Affects southerly 150 feet of Tract II)

     Rights granted to the Atlantic City Electric Company in
     Deed Book 969, page 124.  (Affects Tract I)

     Rights granted to the Atlantic City Electric Company in
     Deed Book 939, page 384.  (Affects southerly 200 feet to
     Tract II)

     Rights granted to Atlantic City Electric Company in Deed
     Book 939, page 206.  (Affects northerly 50 feet of Tract
     III)

     Easement to Del E. Webb New Jersey, Inc. in Deed Book
     4216, Page 299, assigned to Atlantic City Boardwalk
     Associates, L.P. in Deed Book 4921, page 341.

     Subject to the terms and conditions of the Deed for Air
     Rights over Park Place recorded in Deed Book 4216, Page
     295.

     Easement granted by Claridge at Park Place Inc., trading as Del E. Webb's Claridge Casino Hotel;e to Great Bay Hotel and Casino Inc., trading as Sands Hotel Casino & Country Club, in Deed Book 4651, Page 347 and re-recorded in Deed Book 4672, Page 59.

     Based upon a survey made by Robert J. C & Associates, P.A.
     dared 1-18-89, the Company hereby insured against loss or damage which the insured shall sustain by reason of any encroachments, overlaps, boundary line disputes or easements, except as follows:

     TRACT I:  Brick wall encroaches into bed of Indiana Avenue

     TRACT II:  (a) People mover encroaches over Indiana Avenue
                    (second floor)
                (b) Glass enclosures encroach over Indiana
                    Avenue and Park Place (Third Floor)
                (c) Roof encroaches over southerly title line.

     TRACT III:  NONE

     TRACT IV:  NONE

This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:


          James P. McIntyre, Esq.
          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017

          By:_________________________
             James P. McIntyre, Esq.



                           MORTGAGE,
                ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FINANCING STATEMENT